                                                                       EXHIBIT 7


                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                                 40 ROWES WHARF
                                BOSTON, MA 02110


                                                              June   , 2005
                                                                  --
Brown Brothers Harriman & Co.
40 Water Street
Boston, Massachusetts 02109

Re: Amendment to the Custodian Agreement (the "Agreement"), dated as of June 29, 2001, between GMO Trust (the "Trust"), on behalf of certain of its series, and Brown Brothers Harriman & Co. ("BBH") (the "Custodian Agreement"), and the 17f-5 Delegation Schedule dated June 29, 2001 between the Trust, on behalf of certain of its series, and BBH (the "Delegation Schedule").

Ladies and Gentlemen:

         GMO Trust hereby notifies you that it has established one additional series of shares, namely, the "GMO Developed World Stock Fund" (the "New Fund"). The Trust (as defined in each of the Custodian Agreement and the Delegation Schedule) desires that you serve as (i) custodian of the assets of the New Fund under the terms of the Custodian Agreement and (ii) delegate with respect to the assets of the New Fund under the terms of the Delegation Schedule.

         If you agree to so serve as the custodian and delegate for the New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon the New Fund shall be deemed a "Fund" under each of the Custodian Agreement and Delegation Schedule. This letter agreement shall constitute an amendment to each of the Custodian Agreement and the Delegation Agreement and, as such, a binding agreement among the Trust, GMO (only in the case of the Custodian Agreement) and you in accordance with its terms.

                                            Sincerely,



                                            GMO TRUST

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

Brown Brothers Harriman & Co.                  -2-                   June  ,2005
                                                                         --


                                          GRANTHAN, MAYO, VAN OTTERLOO & CO. LLC

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


The foregoing is hereby
accepted and agreed.

BROWN BROTHERS HARRIMAN & CO.


By:
   ---------------------------------
Name: